Exhibit 99.1

Exyn Technologies Reports Second Quarter 2026 Financial Results

Highlights Continued Progress Executing Defense Strategy, Expands U.S. Government Engagement and Continued Commercial Deployment of ExynAI

PHILADELPHIA, PA, Aug. 19, 2026 (GLOBE NEWSWIRE) – Exyn Technologies ("Exyn" or the "Company") (NASDAQ: EXYN, EXYNW), a leader in autonomous mapping and perception-driven navigation for complex, GPS-denied environments, today announced financial results for the second quarter ended June 30, 2026.

Recent Strategic Highlights:

•	Advanced its defense strategy by rebranding its government subsidiary as Exyn Defense and initiating the Green UAS certification process for the Nexys autonomous mapping platform, strengthening the Company's position to expand deployments across the U.S. Department of War, federal agencies, and allied organizations.

•	Expanded into the multibillion-dollar defense sustainment market through an agreement supporting autonomous aircraft inspection and digital twin initiatives at the U.S. Air Force's Warner Robins Air Logistics Complex.

•	Strengthened its position within the U.S. government market after Nexys was selected by a leading U.S. government research and engineering organization following a competitive evaluation against commercial LiDAR systems.

•	During the first half of 2026, Exyn secured new customer contracts across mining, infrastructure, and U.S. government sectors spanning three continents, including the U.S. Army Corps of Engineers, reflecting accelerating demand for autonomous mapping in GPS-denied environments.

Second Quarter 2026 Financial Results:

•	Revenue was $950 thousand for the second quarter of 2026, compared with $1.4 million in the prior-year period, reflecting the timing of customer deployments and project revenue recognition.

•	Cost of revenues decreased 37.4% to $504 thousand, compared with $806 thousand in the second quarter of 2025.

•	Gross profit was $445 thousand, compared with $552 thousand in the prior-year period.

•	Gross margin increased 630 basis points to 46.9%, compared with 40.6% in the second quarter of 2025, driven by improved project mix and lower cost of revenues relative to revenue.

•	Net loss was $6.9 million, or $1.55 per basic and diluted share, compared with a net loss of $2.9 million, or $2.22 per basic and diluted share, in the prior-year quarter.

•	Cash and cash equivalents were approximately $7.8 million as of June 30, 2026, compared to $812 thousand as of December 31, 2025.

“The second quarter marked an important milestone in Exyn's evolution as we accelerated our expansion into defense while continuing to strengthen the core technology that differentiates our business,” commented Ben Williams, Chief Operating Officer of Exyn Technologies. “Having successfully completed our initial public offering in May 2026, we are now focused on executing our growth strategy, working to expand top-line revenue, increasing software and subscription adoption, and scaling our platform across commercial and defense markets. At the heart of Exyn is ExynAI, our proprietary, hardware-agnostic autonomy platform that enables robots to operate independently in GPS-denied, communications-contested, and other complex environments where traditional systems cannot. We believe this technology represents a significant competitive moat, built through years of real-world deployments and millions of autonomous decisions across demanding industrial applications. That same autonomy engine powers our Nexys platform today and can be licensed to third-party manufacturers through our software development kit and application programming interface, enabling them to integrate Level 4B autonomy directly into their platforms without developing autonomy from scratch. This software-first model is intended to create the opportunity for high-margin, recurring revenue while allowing us to scale across an expanding installed base of third-party systems. While second-quarter revenue reflected the timing of customer deployments, we continued to increase the contribution of higher-margin software and subscription revenue, driving gross margin expansion and reinforcing our strategy of building a scalable, recurring revenue business.”

“As governments increasingly prioritize autonomous capabilities, we believe the same technology proven in mining, infrastructure, and industrial environments is uniquely suited for defense and national security missions. Our recent launch of Exyn Defense, progress toward Green UAS certification, and growing engagement with U.S. government customers reinforce our conviction that defense represents one of the largest long-term growth opportunities for Exyn. Our commercial business continues to validate and strengthen ExynAI through real-world deployments, reinforcing the technology moat that is defined to differentiate our platform while creating capabilities that we believe translate directly into defense applications. Looking ahead, we expect commercial execution, expanding software and subscription revenue, and continued momentum in our defense initiatives to support revenue growth in the second half of the year while further improving the quality of our revenue mix.”

About Exyn Technologies

Exyn Technologies (NASDAQ: EXYN, EXYNW) is a leader in autonomous mapping and perception-driven navigation for complex, GPS-denied environments. The Company’s technology enables teams to capture accurate 3D data in environments that are dark, disconnected, hazardous, or difficult to access. Exyn’s solutions support customers across mining, construction, infrastructure, geospatial, industrial, government, and defense applications.

For more information, visit www.exyn.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements, including statements regarding Exyn’s SLAM technology and its potential benefits, the speed and accuracy of data collection, any potential cost savings or operational benefits to be achieved by Exyn’s clients; the Company’s expectations regarding commercial execution, expanding software and subscription revenue, and revenue growth; and the Company’s expectations regarding market growth and future commercial or strategic opportunities.

These forward-looking statements are based on current expectations, estimates, projections, assumptions, and beliefs of the Company’s management, including assumptions regarding market demand, customer adoption, technology performance, procurement activity, defense and government spending, competitive conditions, third-party market forecasts, and the Company’s ability to execute its strategy. Forward-looking statements are inherently subject to known and unknown risks, uncertainties, and other important factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. These risks and uncertainties include, among others, Exyn’s ability to commercialize and deploy Exyn Nexys and other autonomy solutions; adoption of autonomous robotics and 3D mapping solutions; product performance, safety, cybersecurity and integration in GPS-denied and other complex environments; defense, OEM, industrial and government customer purchasing decisions; defense priorities, budgets, procurement processes and contract timing; the Company’s ability to convert initial deployments into additional or recurring business; Exyn’s ability to raise substantial additional funds in the future; competition, technological change, supply chain, manufacturing, regulatory, export-control and government-contracting risks; IP protection; and the other risks and uncertainties described in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-looking statements can generally be identified by words such as “anticipates,” “believes,” “designed,” “expects,” “forecasts,” “intends,” “may,” “plans,” “potential,” “projects,” “seeks,” “should,” “targets,” “will,” “would,” and similar expressions, although not all forward-looking statements contain these identifying words. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Media Contact

Vanessa Varian

Exyn

vvarian@exyn.com

Investor Contact

Crescendo Communications, LLC

exyn@crescendo-ir.com

(212) 671-1020